U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

sellcell.net
(Exact name of Registrant as specified in its charter)

NEVADA                                                      3661                                               98-0461698
(State or other jurisdiction of             (Primary SIC Code Number)                   (I.R.S. Employer
Incorporation or organization)                                                                   Identification Number)

  SELLCELL.NET                                                         CHRISTOPHER BATES
  514 – 1540 W 2nd Avenue                                            514 -1540 W 2nd Avenue
  Vancouver, B.C. Canada  V6J 1H2                             Vancouver, B.C.  Canada V6J 1H2
  (Name and address of principal                                        (Agent for service of process)
   executive offices)

Registrant’s telephone number, including area code: 604-312-5771         As soon as practicable after the effective date
Approximate date of commencement of proposed sale to the public:        of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock	1,850,000 shares	$0.02	$37,000	$4.35

(1)     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE RERGISTRATION SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATION TO:
Philip J. Englund
3460 Corte Clarita
Carlsbad, California 92009
Tel: (760) 753-7400
Fax: (760) 753-7410

SUBJECT TO COMPLETION, Dated October 25, 2005

PROSPECTUS
SELLCELL.NET
1,850,000 SHARES
COMMON STOCK

The selling shareholders named in this are offering the 1,850,000 shares of our common stock offered through this prospectus.  We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.02 per share of our common stock offered through this prospectus.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$37,000	None	$37,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at 0.02 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board electronic quotation service.  Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: October 25, 2005

Table of Contents

                                                                                                                                                       PAGE

Summary …………………………………………………………………………………….………3
Risk Factors ………………………………………………………………………………....………4
Use of Proceeds ……………………………………………………………………………...……...8
Determination of Offering Price …………………………………………………………………..…..8
Dilution …………………………………………………………………………………………..….8
Selling Shareholders ……………………………………………………………………………..…..8
Plan of Distribution ……………………………………………………………………………...….11
Legal Proceedings …………………………………………………………………………….……12
Directors, Executive Officers, Promoters and Control Persons ………………………………....……12
Security Ownership of Certain Beneficial Owners and Management ………………………….....…...13
Description of Securities …………………………………………...……………………….………14
Interest of Named Experts and Counsel ………………………………………………………….....15
Disclosure of Commission Position of Indemnification for Securities Act Liabilities …………..........….16
Organization within Last Five Years …………………………………………………….………..…16
Description of Business …………………………………………………………………….….……16
Plan of Operations ……………………………………………………………………………….…26
Certain Relationships and Related Transactions …………………………………....………...…...…28
Market for Common Equity and Related Stockholder Matters ……………....…………………...….28
Executive Compensation ………………………………………………………..………………..…30
Financial Statements ……………………………………………………………..……………....…31
Changes in and Disagreements with Accountants ………………………………………………....…43
Where You Can Find More Information …….…………………………………………………....…43

Summary

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” “sellcell” refers to sellcell.net.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.  The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.

sellcell.net

sellcell.net (“sellcell”) was founded by Christopher Bates, and incorporated in the State of Nevada on April 4, 2005.  Our intent is to create a comprehensive, trusted, state-of-the-art online marketplace for buyers and sellers of new and used cellular phones.  We are still in our development stage and plan on commencing business operations in late 2005.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we have completed our website and are able to accept postings of cell phones from a variety of sources.  The summarized financial data presented below is derived from and should be read in conjunction with our audited August 31, 2005 financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus.

Balance Sheet Data                                          August 31, 2005 (audited)
Cash                                                                $  40,699
Total Current Assets                                         $  45,699
Liabilities                                                          $ -
Total Stockholder’s Equity                                $  45,699

Statement of Loss and Deficit                            From Inception (April 4, 2005) to
                                                                        August 31, 2005 (audited)
Revenue                                                           $ -
Net Loss for the Period                                    $ 3,301

We were incorporated on April 4, 2005 under the laws of the State of Nevada. Our principal offices are located at 514 – 1540 W.2nd Avenue, Vancouver, British Columbia, Canada. Our telephone number is (604) 312-5771.

The Offering

Securities Being Offered                       Up to 1,850,000 shares of our common stock.

Offering Price                                       The offering price of the common stock is $0.02 per share.
                                                            We intend to apply to the NASD Over-the-Counter Bulletin
                                                            Board electronic quotation service to allow the trading of our common stock upon our becoming a reporting entity under the
                                                            Securities Exchange Act of 1934.  If our common stock
                                                            becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares                 None
To Be Sold in This Offering

Securities Issued and to be Issued         3,350,000 shares of our common stock are issued and
                                                            outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.  The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Use of Proceeds                                  We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Risk Factors                                         See “Risk Factors” and the other information in this
                                                            prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

(1)  If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial stages of our business plan; however, we currently do not have any operations and we have no income. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

(2)  Our Independent Auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

John Kinross-Kennedy, C.P.A., our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $3,301 for the period from April 4, 2005 (inception) to August 31, 2005 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditor has made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended August 31, 2005. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

(3)  Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

(4)  Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Our President is employed on a full time basis by another company. Because we are in the development stage of our business, Mr. Bates will not be spending a significant amount of time on our business. Mr. Bates expects to expend approximately 10 hours per week on our business. Competing demands on Mr. Bates' time may lead to a divergence between his interests and the interests of other shareholders.

(5)  Because our President and sole director is a Canadian Resident, difficulty may arise in attempting to effect service or process on him in Canada

Because Mr. Bates our sole director and officer, is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada or in enforcing a judgment against sellcell.net’s assets located outside of the United States.

(6)   The success of our business depends on the continued use and growth of the Internet as a commerce platform

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The internet could possibly lose its viability as a tool to buy and sell consumer items by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by “viruses,” “worms,” and “spy-ware”.  If for some reason the Internet was no longer widely accepted as a tool to buy and sell consumer items, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

(7)  Because we will rely on a third-party for hosting and maintenance of our website, mismanagement or service interruptions could significantly harm our business

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

(8)  Because we face significant competition our business may fail

Many of our competitors have long operating histories, greater financial, technical, and marketing resources.  Because we face significant competition from other companies offering similar services, the current and possible increase in competition may result in price reductions, reduced gross margins, and could have a material adverse effect on our business, financial condition, and results of operations.

(9)  Evolving regulation of the Internet may adversely affect us

As Internet commerce continues to evolve there may be increased regulation by federal, state and/or foreign agencies.  Any new regulations which restrict our business could harm or cause our business to fail.

Risks Related To This Offering

(10)  If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, a public market may never materialize. If our common stock is not traded on the Over-the-Counter Bulletin Board electronic quotation service or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

(11)  If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

  the evolving demand for our service;
  our ability or inability to arrange for financing;
  our ability to manage expenses;
  changes in our pricing policies or our competitors; and
  global economic and political conditions.

Further, if our common stock is traded on the Over-the-Counter Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations may adversely affect the market price of our common stock.

(12)  If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 1,850,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

(13)  Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. Penny stocks generally are equity securities with a price of less than $5.00.  Broker/dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules: the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of price fluctuations in the price of the stock and may reduce the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in this offering may find it difficult to sell their securities, if at all.

Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of operations of sellcell.net, and those proceeded by, followed by or that include the words “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology.  Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect sellcell.net’s future results and could cause those results to differ materially from those expressed in such forward looking statements.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,850,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 1,850,000 shares of common stock offered through this prospectus from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) and completed on September 12th 2005. We will file with the Securities and Exchange Commission prospectus supplements to specify the names of any successors to the selling shareholders specified in this registration statement who are able to use the prospectus included in this registration statement to resell the shares registered by this registration statement.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to Be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
David Bates	50,000	50,000	Nil	Nil
Michael Bates	50,000	50,000	Nil	Nil
Michele Bates	150,000	150,000	Nil	Nil
James Beattie	50,000	50,000	Nil	Nil
Heather Furlong	150,000	150,000	Nil	Nil
Nick Gudewill	25,000	25,000	Nil	Nil
Tim Gudewill	25,000	25,000	Nil	Nil
Al Hurwitz	100,000	100,000	Nil	Nil
John Hurwitz	25,000	25,000	Nil	Nil
Kathryn Hurwitz	25,000	25,000	Nil	Nil
Paul Hurwitz	100,000	100,000	Nil	Nil
Mike Hyndman	25,000	25,000	Nil	Nil
Julie Kallas	25,000	25,000	Nil	Nil
Anne Am Keller	25,000	25,000	Nil	Nil
Peter Kelsey	50,000	50,000	Nil	Nil
Camie Laronge	50,000	50,000	Nil	Nil

Chris Laronge	50,000	50,000	Nil	Nil
Graeme Laronge	50,000	50,000	Nil	Nil
Bruce Mitchell	25,000	25,000	Nil	Nil
Rory Moss	100,000	100,000	Nil	Nil
Marie Pinton	150,000	150,000	Nil	Nil
Andrew Pollak	50,000	50,000	Nil	Nil
Scott Pollock	50,000	50,000	Nil	Nil
Tracy Prak	25,000	25,000	Nil	Nil
Steve Rogers	25,000	25,000	Nil	Nil
Ray Serion	50,000	50,000	Nil	Nil
Russell Serion	25,000	25,000	Nil	Nil
Rich Seymour	100,000	100,000	Nil	Nil
Mark Simick	25,000	25,000	Nil	Nil
Jonathan Slaney	50,000	50,000	Nil	Nil
Brent Stevenson	25,000	25,000	Nil	Nil
Katie Webster	100,000	100,000	Nil	Nil
Mike Wilson	25,000	25,000	Nil	Nil
Rob Zwick	25,000	25,000	Nil	Nil
Total	1,850,000	1,850,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Other than Michele Bates, the mother of our President Christopher Bates and David Bates and Michael Bates whom are both brothers of Christopher Bates, our sole officer and director, none of the selling shareholders:

(1)     has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)     has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Empire Stock Transfer Inc., 7251 West Lake Mead Boulevard Suite 300, Las Vegas, Nevada 89128.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of October 25, 2005 are as follows:

Name	Age	Office(s) Held

Christopher Bates	26	President, Secretary and Treasurer and Sole Director

Set forth below is a brief description of the background and business experience of our sole officer and director.

Mr. Christopher Bates, is our president, secretary and treasurer and our sole director. Mr. Bates has been our president, secretary and treasurer and our sole director since our incorporation on April 4, 2005. Mr. Bates is also presently the Marketing Manager of Green Grass Productions Inc., a small advertising company in Vancouver, and has been with Green Grass  since January 2002. Mr. Bates graduated from the University of British Columbia with a Bachelor of Arts Degree in 2000.  Mr. Bates continued on to receive a Marketing Communications Management Certificate with Honours from the British Columbia Institute of Technology.

There are no orders, judgements, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining Mr. Bates from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting him of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.

Compensation

We presently do not pay our sole director and officer any salary or consulting fee. We do not anticipate paying compensation to our sole director and officer for the foreseeable future.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our President. We do not believe we will require any additional employees until such time as the website is launched and gains momentum. We will be outsourcing in the meantime for the development of our website.

Committees of the Board of Directors

We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. We have no financial expert on our Board of Directors.  We believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 25, 2005 by:

i)	each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities,
ii)	each of our directors,
iii)	named executive officers, and
iv)	officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Directors and Officers
Common Stock	Christopher Bates 514–1540 West 2nd Avenue Vancouver, BC V6J 1H2 Canada	1,500,000 Direct	44.78%

(1)	The percentage of common stock held is based on 3,350,000 shares of common stock issued and outstanding as of October 25, 2005.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that the person named has full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of October 25, 2005, there were 3,350,000 shares of our common stock issued and outstanding that were held by thirty five (35) stockholders of record. There are no preferred shares authorized or issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

John Kinross-Kennedy, C.P.A., our accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. John Kinross-Kennedy, C.P.A. has presented his report with respect to our audited financial statements. The report of John Kinross-Kennedy, C.P.A. on the financial statements herein includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Philip J. Englund, our independent legal counsel, has provided an opinion on the validity of our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within Last Five Years

We were incorporated on April 4, 2005 under the laws of the State of Nevada. Our president, Mr. Christopher Bates, is our sole promoter. Mr. Bates purchased 1,500,000 shares of our common stock effective May 27, 2005 for an aggregate purchase price of $15,000.

On September 12, 2005 we completed an offering of 1,850,000 shares of our common stock at a price of $0.02 per share to a total of thirty four (34) purchasers on September 12, 2005.  The total amount we received from this offering was $37,000.

Description of Business

In General

sellcell.net ("sellcell") was incorporated in Nevada as a development stage company on April 4, 2005 with a mission to create a comprehensive, trusted, state-of-the-art online marketplace for buyers and sellers of new and used cellular (cell) phones.  We will strive to gain a large number of postings of cell phones from a variety of sources, including individuals, businesses, and not-for-profit enterprises that will appeal to a broad market of interested buyers.  Our site will also offer a wide variety of tools and information to assist them in making secure, informed buying and selling decisions.  We plan to implement an exhaustive marketing program to extend the reach of sellcell and maximize traffic and commercial transactions.  Through posting a large selection of different models, styles, and price points for cell phones, having a state-of-the-art website with a complete set of information and tools, and initiating a comprehensive marketing effort, we intend to make a clear value proposition to both buyers and sellers versus traditional retail stores and other online entities and brand our site as a primary source for those seeking to buy and sell cell phones.

We intend to generate revenues primarily from commissions on the sale of new and used cell phones posted by sellers on our website.  As our site becomes established, we intend to create additional revenue streams, including advertising, fees for premium placement on our site, and commissions from related / ancillary cell phone products and services provided by others.  To ensure that we gain as many listings as possible, we do not envision charging listing fees over the near to medium term.

We will commence development work on our website, marketing activities, and other business operations as financing becomes available, which we expect will be in mid to late-2005.

Chris Bates, our President, has the required qualifications to move our business forward.  His experience and expertise includes: 1) developing market strategies for clients from a wide array of industries, 2) advertising, 3) implementing sales strategies, 4) media and media buying, 5) personal selling, and 6) work-related tradeshows and workshops.  These are skills which we believe will be valuable to us in launching our service and website.

Since the inception of the sellcell, we have worked toward the introduction of our website that we will use to generate revenues.  To meet this objective we have:

  Reserved the domain name www.sellcell.net
  Held discussions with one or more leading website development firms.
  Conducted extensive research into the business of sellcell and written the sellcell business plan.
  Developed a company logo and working towards promotional products.

Industry

General

Since the early 1990s, mobile telecommunications penetration has grown rapidly and the wireless market and associated market for cell phones is now a large, growing market.

  According to CTIA, The Wireless Association™, there are currently more than 182 million US wireless subscribers.  According to Nokia, the global user base at the end of 2004 was estimated at approximately 1.7 billion subscribers.  Nokia also estimated that there will be approximately 2 billion subscribers by the end of 2005 and approximately 3 billion subscribers by 2010.

  According to Strategy Analytics, 172 million wireless handsets were shipped globally in the first quarter 2005, with strong demand in the Americas and Asia.  This continues the exceptional growth in mobile device markets in 2004, which saw overall market volumes growing 31% and reaching a record of 643 million units compared with 490 million units in 2003 (according to Nokia estimates).  This growth was driven by the ongoing boom in new subscriber growth in Latin America, Russia, India and China as mobile communications continued to become more affordable and widely available, in part because mobile devices, networks and services specifically designed for low total cost of ownership were brought to market.

  According to Motorola, Inc., total industry shipments of wireless handsets increased in 2004 by approximately 25% compared to 2003.  Demand from new subscribers was strong in emerging markets, including China, Latin America and Eastern Europe. Replacement sales in highly-penetrated markets were also strong due to generally improved economic conditions and compelling new phone designs and attractive features, such as cameras, large color displays, expanded software applications, advanced messaging functionality, advanced gaming features and an increased opportunity for personalization.

Used Cell Phones

This large and growing market for new cell phones, along with advances in technology and the provision of new services and functionality has created a large potential market for used cell phones.

  According to the CTIA, the average American changes handsets once every 18 months.  According to Inform, a non-profit environmental group, the average lifespan of a cell phone is 12-18 months.  As subscribers sign up for a new deal with their wireless service, a new (often “free”) phone comes along with the offer.  Most people do not want to throw away the old phones and it is estimated that about 70% of them simply store them.

  By 2005, according to Inform, 130 million cell phones a year will be retired (no longer in use) in the United States, weighing 65,000 tons.  There will soon be a backlog of 500 million un-discarded phones.

  A 2004 survey conducted by the non-profit Rechargeable Battery Recycling Corp. found that more than 56 percent of cell phone users surveyed still have their old cell phones somewhere.

  Roughly 50% - 70% of used cell phones collected by companies that aggregate used cell phones are resold.  This includes cell phones that are donated to charitable organizations (and in turn sold on some basis to aggregators of used cell phones) and may be in any condition.

  According to Inform, Inc. of 128 million used cell phones discarded in the U.S. each year, fewer than 5% are recycled.

Used cell phones that are simply discarded pose environmental issues.  Once in the waste stream, these devices may leak lead, mercury, cadmium, arsenic and other toxic substances into the water supply.  Municipalities often incinerate their waste, instantly putting these toxic elements into the air, and they return to earth in rain water.

Recently, Governor Arnold Schwarzenegger of California signed into law a bill that requires cell phone makers and retailers to collect used phones at no cost and to arrange for their disposal.

We therefore believe there several reasons as to why a market for used cell phones exists and will become greater.

  Used cell phones that function continue to have a value in use and non-functioning units have a value if recycled.
  The inclusion of toxic materials in cell phones dictates that they should not be thrown away.
  The large turnover of cell phones offers new and significant market opportunities.

Rationale For Purchasing Used Cell Phones

We believe there are several reasons why used cell phones are purchased.

  To replace a lost phone.  Most carriers allow substituting used for lost or damaged phones on existing contracts.  If the used phone is locked to a carrier, a purchaser must make certain that the phone matches the existing carrier.
  As parts for an existing phone and service.  Component parts each can cost as much as the full retail of a used phone.
  To Use Prepaid phone service.  A used cell phone can be utilized with no monthly contract on a pay only for what you use basis.
  To Activate a Carrier Network Contract.  A used cell phone can be reactivated where applicable through established carrier networks.
  For Use as an Emergency Phone.  911 is a free call from every cell phone and requires no network service activation.

Our Value Proposition

We believe our online marketplace will make inefficient markets more efficient.  Traditional offline marketplaces can be inefficient because:

  They are fragmented and regional, making it difficult and expensive for buyers and sellers to meet, exchange information and complete transactions;
  They offer a limited variety and breadth of goods;
  They often have high transaction costs due to intermediaries;

  They are information inefficient, as buyers and sellers lack a reliable and convenient means of setting prices; and
  They typically have significant overheads and a higher cost structure (i.e. rent, utilities, taxes, employees, storefront, maintenance, etc.).

We make these inefficient marketplaces more efficient because:

  Visitors can easily and inexpensively communicate, exchange information and complete transactions;
  We bring buyers and sellers together for much lower fees than traditional intermediaries;
  We will have the ability to list a wide variety and selection of used cell phones;
  Our marketplace will provide for efficient information exchange.

Our site can be used to post several different types of phones:

  Cell phones in good working order.
  Refurbished cell phones.
  Broken cell phones that can be recycled for their contained metals and/or used for parts.
  New cell phones.
Site Design

How To.  Consumers will be educated as to what they should do prior to purchasing a cell phone, including testing locations, verifying the ESN (Electronic Serial Number - used to identify the phone AND to whom the usage minutes are billed), deciding on the type of service plan, and locating carriers.  There will be the ability for purchasers to cross reference manufacturers / models with carriers.

Listings.  We will offer several services in our listings section:

  Sellers will be able to post their new and/or used cell phones at no charge.
  Purchasers will have the ability to search by phone brand, service compatibility, keywords, and other criteria.
  Purchasers will have the ability to ask questions of sellers to make more informed decisions.
  Purchasers will be given a tool to search for coverage information.  There are several providers of this service (one prominent provider is Cellmania).
  A full suite of e-commerce tools, principally including Paypal (exclusively in the beginning).

Postings will include:

Manufacturer:
Model:
Service compatibility / carrier.
Technology:
Description / Features:

Condition
Call tested / untested.
Requires SIM Card: Yes/No
Locked / Unlocked
Includes: Battery and Charger  Yes/No
ESN/IMEI/DEC:
Price

The listing will also include a picture of the item (if available), information about the seller, and details concerning shipping, payment, and returns.  Prior to buying, the buyer must ensure that the phone is still available and when the seller will ship the item.

Consumers will be offered a wide range of search tools to quickly see listings of cell phones that meet their criteria (i.e. price range, brand, model, carrier, frequency type, etc.).

We will enable transactions in whatever jurisdictions Paypal operates in and wherever USPS ships.

Shipping will be the responsibility of the seller and it will be their responsibility to calculate shipping costs accurately.  sellcell will use USPS for shipments, as does eBay.  We intend to offer a rate calculator that can be accessed by sellers as a guide.  Weights can vary depending on what is included.  Components that will affect the weight and size of an order include: handsets, battery, adaptor, manual, any individual boxes, packing materials, and the shipping box.

Initially, we would envision waiving listings fees as a method of gaining initial market share and would revisit this strategy after assessing the potential benefits and costs of ceasing to waive these amounts.

Information.  Consumers will be given information on important issues related to used cell phones, including estimates of how many are sent to landfills each year.  Electronics contain heavy metals which are dangerous to the environment and issues related to recycling and specifics of toxic substances used in cell phones will be explained.  We believe that if people know the facts about cell phones – that tens of millions of phones are being dumped into landfills and that there are meaningful environmental issues involved – that owners will change their view of their phone as being very small and therefore irrelevant from an environmental point of view.  Owners of cell phones will be encouraged to refrain from disposing of them in the garbage and to make more positive uses of these assets (including listing their phones on our site – if only for a nominal fee).  Information about recyclers will be given.  Cross listings with recyclers will be sought (i.e. we will send them traffic from our site as a source for very low value cell phones and in turn recyclers will list their working phones or refurbished phones on our site).

Security Page.  We will give information concerning encryption and how we make transactions secure.  Information and links about Paypal, and how we remit funds to sellers will be explained.  Browsers will enter “secure mode” (i.e. SSL - Secure Sockets Layer - known to be a very safe means for encrypting data over the internet.) prior to engaging in any transaction.  We will support up to 128 bit security depending on the country the visitor lives in and the browser being used.

Privacy Page.  This will be designed to disclose our privacy practices, what information we gather, use of data, etc.  We intend to assure visitors that no personal identifying information will be displayed online or is accessible to the general public, except for information that they choose to place in a posting or listing.  Unless we have permission or are required by law, we will only share personal data provided online with other sellcell contracted parties.

Other Languages.  Our research indicates that a large number of cell phones that are collected and refurbished are in turn resold internationally.  One such market that is burgeoning in this area is Latin America.  We will investigate the possibilities of creating a “sister” site that will be in other languages, including Spanish, so that consumers can purchase directly

Fraud Issues

We will take active steps to ensure that fraud issues are dealt with effectively.  Not only this, we will design our site to minimize the potential that fraud occurs in the first instance.  These are expected to include:

  Work with Paypal.  We will use Paypal as the primary source as the method of payment for several reasons: 1) it will build trust in consumers that they are dealing with a legitimate website and that their transactions are secure, 2) the use of Paypal will eliminate the need for us to create our own payments system.  We will actively promote security measures within the Paypal system, encouraging sellers to use buyers that have been “verified” by Paypal and offering sellers the ability to direct that buyers use their bank account to pay for the item (and pay through us) thereby maximizing security for both parties and eliminating the possibility of credit card chargebacks.  We will utilize Paypal’s “Buy Now” buttons on our site to direct purchasers directly to the Paypal payments and processing system.
  Education of Consumers.  Our site will have a fraud prevention page to educate consumers on fraud, what enquiries to make, what not to do (i.e. giving out social security numbers, banking information, or credit card information to those enquiring concerning their listed merchandise or to “verify” their ability to purchase the phone), and other information and links to various organizations dedicated to fraud issues.
  Publishing feedback.  Our site will have the ability to post feedback from buyers and sellers concerning their transactions.  Users that have successfully completed a transaction will have this noted.  If a consumer has returned a phone or have had a phone returned will also be noted.  Negative feedback can be submitted to Paypal by consumers.
  Technology.  sellcell will have a full range of security features, including firewalls, employing effective data security and hiring practices, avoiding storing card account numbers on a server connected to the Internet, installing the latest fraud detection software, defaulting to the highest SSL encryption that a consumer's browser can support, knowing what law enforcement agency to contact in the case of fraud, and ensuring that address verification systems are used.
  Become part of Web Snare.  Operation Web Snare has been coordinated at the Federal level with the Department of Justice, the Federal Bureau of Investigation, the Internet Crime Complaint Center (IC3), the U.S. Postal Inspection Service, the U.S. Secret Service, the Federal Trade Commission and the Bureau of Immigration and Customs Enforcement. Numerous state and local law enforcement agencies contributed significantly to this initiative as well. State and Local participation in this effort was amplified in coordination with the National White Collar Crime Center (NW3C).  Focused efforts to pursue Cyber criminals internationally has led to the development of enhanced proactive capabilities in several countries and numerous investigative successes highlighted within this initiative. The development of international resources is closely coordinated with the DOJ, the U.S. State Department and a growing list of E-Commerce industry partners.  Criminal schemes included in this initiative include: criminal spam, phishing, spoofed or hijacked accounts, international re-shipping schemes, Cyber-extortion, auction fraud, credit card fraud, Intellectual Property Rights (IPR), computer intrusions (hacking), economic espionage (Theft of Trade Secrets), International Money Laundering, Identity Theft, and a growing list of “traditional crimes” that continue to migrate on-line.  Substantial industry partnerships developed in coordination with associations such as the Direct Marketing Association (DMA), the Merchants Risk Council (MRC), the Business Software Alliance (BSA), and the Software and Information Industry Association (SIIA) also contributed significantly to the success of this initiative.  sellcell will become a part of this effort.

  Become a Member of The Merchant Risk Council.  This has evolved into a broad network for merchants doing business online.  In September of 2000 the Merchant Fraud Squad was founded in by American Express, ClearCommerce and Expedia.  The organization grew in membership to over 5000 members by the end of 2002 and the primary focus was to educate online merchants on how to prevent fraud.  In 2001 HP and ClearCommerce founded the Internet Fraud RoundTable a grass roots group of large industry retail merchants to share best practices through twice a year face to face meetings and monthly conference calls, by the end of 2002 the Internet Fraud Round Table had grown to over 60 marquee e-commerce retailers.  At the end of 2002 both groups meet and decided to join forces and form the Merchant Risk Council.

There will be numerous methods that those engaging in transactions can use to deal with fraud.

1. File a complaint with Paypal, 2. File a complaint with the Internet Crime Complaint Center (http://www.ic3.gov). 3. Contact law-enforcement officials at the local and state level (local and state police departments). 4. Contacting law-enforcement officials in the perpetrator's town & state. 5. File a complaint with the shipper USPS (http://www.usps.com/websites/depart/inspect). 6. File a complaint with the National Fraud Information Center (http://www.fraud.org/info/contactnfic.htm). 7. File a complaint with the Better Business Bureau (http://www.bbb.org), 8. File a complaint with The Internet Fraud Complaint Center (www.ifccfbi.gov/index.asp).

We believe that fraud can be effectively dealt with through buyers and sellers following the procedures that we and Paypal will institute.

Marketing

As the number of shoppers on the Internet has grown, so too has the number of Web sites and land-based businesses clamoring for a piece of the multi-trillion-dollar e-commerce pie.  As many Internet companies have discovered, even with a multi-million dollar marketing campaign, it is difficult to get the attention of Internet users – even for just a split second.  Internet users are bombarded with many advertisements every day and see many Web sites, and it is therefore difficult for any one firm to stand out.

Our marketing plan will initially consist of the development of our internet web-site, and email marketing to prospective sellers of cell phones.  We have reserved our domain name, which we believe is an excellent choice and well suited as a part of our branding strategy.  Our web-site will be designed in such a manner that search engine hits will be maximized when potential internet consumers enter certain key words and phrases into internet search engines (words and phrases such as "used cell phone", “sell cell”, "refurbish phone", etc.).  We also plan to test market the effectiveness of advertising in online publications dedicated to used cell phones.  We intend to test market affiliate programs with web sites that we believe will generate significant business for us.  With our partner sites, we intend to set up cross links to increase traffic and enhance search engine positioning.

We intend to implement various forms of permission marketing.  One such strategy may be for individuals interested in a certain manufacturer or model of phone may want us to inform them if one becomes available.  We believe that if we are successful in obtaining a significant number of individuals signing up for this program could represent an important marketing tool for major potential suppliers of cell phones.

Depending on funding and cost, we may explore placing our site on one or more online shopping directories.  Most of the major search engines and Web directories have shopping areas on their Web sites that showcase selected merchants and that list hundreds of merchants by product category.  It has been shown that many Internet users use one of these shopping directories when looking for online merchants to buy from, and that it can be a good way to obtain exposure for a particular online store.

Depending on funding and cost, we plan to use keyword-based advertising, now offered by many of the major search engines and Web directories.

Depending on funding, we may engage a recognized e-business architect to assist us further with these efforts.

We will closely monitor activity on our Web site using a variety of techniques to improve the site.

Recognizing that online stores often rely too heavily on online advertising at the expense of more traditional marketing methods that may actually produce better results, we do not intend to restrict our advertising and promotional efforts to the Web.

We will pinpoint advertise by establishing a list of refurbishers and retailers, both online and offline, throughout the U.S. and Canada, and approach them as to how working with us can improve their results.  We intend to work with non-profit entities in order to establish new sources for supply of cell phones and new or enhanced fund-raising efforts that will provide more benefits to them.  We intend to test market the effectiveness of classified advertising in select market areas to encourage both buyers and sellers to visit our site.  We will stress our competitive advantages over other channels for used cell phones.

We intend to pursue cross selling efforts with a range of online and offline merchants, including refurbishers, retailers, charities, and others to raise our profile, increase traffic, gain customers and increase sales.

We intend to market to consumers generally, both as sources of listings and purchasers of cell phones.  We intend to market to several channels that sell new phones that will usually also have access to their customers used cell phones.  These sales channels typically include distributors, dealers, and retailers.

We also intend to pursue a variety of public relations activities, including media articles.

We believe that our single most important message will be that owners of used cell phones can receive more for their used cell phone than they may receive from otherwise recycling or disposing of their asset through other means.  Sellers of new phones will have access to a new customer base.  Purchasers of cell phones will have a convenient way to save money on their purchase of quality merchandise.

Competition

We expect competition for buyers and sellers of used cell phones from several sources.

Sites that offer cash for used cell phones.  There are several websites that offer to purchase used cell phones for cash.  Examples include cellforcash.com (run by industry leader RMS Communications Group, Inc.)  As of June, 2004, cellforcash.com listed 278 models and claimed to buy 10,000 to 15,000 phones per month, paying an average of about $15 for them.  ReCellular.net purchases from businesses in lots of 250 or more used cell phones, refurbishes them in their Michigan or Texas facility and sells in lots of 20 or more units.  ReCellular is believed to collect about 250,000 phones per month.  Another, oldcellphone.com claimed to purchase roughly 20,000 phones each month as of June, 2004.  These sites that offer cash for used cell phones will normally post the refurbished cell phones on their site for sale, ship them offshore to be resold (i.e. Latin America), or both.

Charities and Recycling Organizations.  There are several websites currently that are actively working with charitable organizations. Consumers are asked to donate their cell phones to the charity or other not-for-profit, which will in turn often work with the organizations that purchase used cell phones.  The charity will normally either receive a fixed dollar amount per used cell phone or an amount based on weight.  Consumers are given the message that they are avoiding adding toxic waste into the environment and helping their favorite charity at the same time.  They may be given a receipt for tax purposes.

Major carriers and retailers.  Each of the five nationwide carriers in the U.S. offers a recycling program of some sort.  Program types include: using third-party recycling companies, giving qualified participants who turn in their phones an account credit or a donation receipt for tax purposes, and collecting old phones and sending them to their own recycling facilities to be tested, evaluated, and sorted.  Cell phones that cannot be refurbished are recycled.  Refurbished phones may be donated to various charities or not for profit groups (i.e. those that respond to emergency situations that only need a phone for such a purpose).  Proceeds from recycled phones may be donated to local or national charities (i.e. Keep America Beautiful).

Other.  We will also encounter competition from numerous other sources.  These will include but are not limited to, eBay and other auction sites, online and offline retailers, distributors, liquidators, import and export companies, auctioneers, catalog and mail-order companies, classifieds, directories, search engines, products of search engines, virtually all online and offline commerce participants (consumer-to-consumer, business-to-consumer and business-to-business), and online and offline shopping channels and networks.

Employees

We have no employees as of the date of this prospectus other than our president. We conduct our business largely through the outsourcing of experts in each particular area of our business.

Office Property

We maintain our executive office at 514-1540 West 2nd Avenue, Vancouver, B.C., Canada V6J 1H2. This office space is being provided to the company free of charge by our president, Mr. Bates. This arrangement provides us with the office space necessary at this point. Upon significant growth of the company it may become necessary to lease or acquire additional or alternative space to accommodate our development activities and growth.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Plan Of Operation - Business Plan  For  Next  12  Months

We plan to commence operations in an organized, phased manner.  We expect the first phase of our plan to include:

  Design and construction of our website, and
  Establishing our merchant relationship with Paypal.

Our budget for phase one is $5,000.  The full version of the sellcell.net web site is expected to be complete and fully functioning by December, 2005.  We anticipate no issues or problems in establishing our relationship with Paypal in a very timely manner.

The second phase of our operating plan is expected to be devoted to instituting an aggressive marketing effort, as described, to gain initial listings of used cell phones.  We expect our President, Christopher Bates, will spearhead this effort.  Due to the nature of the costs involved and the fact that Mr. Bates will not be receiving a salary at this time, we expect expenses related to phase two to be less than $10,000.  We expect to begin phase two in January of 2006, and expect it to last approximately 2 months after which we will evaluate its effectiveness.

Our current cash position will satisfy the requirements of the first and second phase of our business plan.

If we are successful with our business plan and we begin to produce sales from our website, we will institute phase three of our business plan, which may involve hiring one or more additional staff to handle increased demands site monitoring, data entry, and customer support.  There may be additional demands placed on the company for website development and the need to broaden our management team.  Depending on availability of funds and the opportunities we believe are available to us, we may also hire additional marketing personnel to access additional sales and distribution channels.

As part of our initial service introduction, we do not intend to handle, refurbish, or physically ship or distribute any physical product, nor maintain any warehouse space.  However, over the next 12 months, we may investigate the viability and desirability of entering the business of purchasing, aggregating, refurbishing, and physical distribution of used cell phones.

Results of Operations for Period Ending August 31, 2005

We did not earn any revenues from inception through the period ending August 31, 2005.  We do not anticipate earning revenues until such time as we have launched our website and attained postings from various sources.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient postings on our website to attain profitability.

We incurred operating expenses in the amount of $3,301 from inception on April 4, 2005 through the period ended August 31, 2005.  These operating expenses included; (1) research and the preparation of our business plan; (2) legal fees in addition to general and administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, when we file such reports, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, at the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549, or by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission.  Thereafter, annual reports will be delivered to security holders as required or they will be available as discussed above.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive growth of operations. For these reasons our auditor has stated in his report that he has substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund the growth of our company.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Certain Relationships and Related Transactions

We issued 1,500,000 total shares of common stock at a price of $0.01 per share to our president, Mr. Bates for total consideration of $15,000 effective May 27th 2005. This issuance was made to Mr. Bates, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

Family relationships between any of the selling shareholders and Christopher Bates, our President and Sole Director:

Michele Bates                                       Mother
David Bates                                          Brother
Micheal Bates                                       Brother

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

sellcell.net is subject to the penny stock rules, and disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this Registration Statement, we had 35 (thirty five) shareholders of record.

Rule 144 Shares

As of October 25, 2005, no shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through October 25, 2005.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awarded	Options/* SARs (#)	LTIP payouts ($)	All Other Compensation
Christopher Bates	President, CEO, and Sole Director	2005	$0	$0	$0	0	0	0	0

We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation will be paid to officers in the event that the company becomes profitable.

We do not pay to our directors any compensation for serving as a director on our board of directors.

Stock Option Grants

We did not grant any stock options to the executive officers or directors from inception through October 25, 2005.

Financial Statements

Index to Financial Statements:

Audited consolidated financial statements for the period ended August 31, 2004, including:

32          Auditors’ Report

33          Balance Sheet

34          Statement of Operations

35          Statement of Stockholders’ Equity

36          Statement of Cash Flows

37 - 42   Notes to Financial Statements

JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle
IRVINE, CALIFORNIA, U.S.A.  92614-6401
(949) 955-2522. Fax (949)724-3812
jkinross@cox.net
jkinross@zamucen.com

______________________________________________________________________

Board of Directors
SELLCELL.NET
1540 West 2nd Avenue
Apartment 514
VANCOUVER, B.C.  V6J 1N2

I have audited the accompanying balance sheet of SELLCELL.NET (the “Company”) as of August 31, 2005, and the related statements of operations, stockholders’ equity, and cash flows for the five months then ended. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of  SELLCELL.NET as at August 31, 2005 and the results of operations and cash flows for the five month period then ended, in conformity with accounting principles generally accepted in the United States of America

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 accompanying these financial statements, the Company is in the development stage and has not yet realized any revenues.  This raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, C.P.A.
Irvine, California, U.S.A.
October 17, 2005

SELLCELL.NET (A Development Stage Company)
BALANCE SHEET
As at August 31, 2005

ASSETS

CURRENT ASSETS
Cash	40,699
Prepaid Expenses	5,000

TOTAL ASSETS	45,699

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES	-

TOTAL LIABILITIES	-

STOCKHOLDERS' EQUITY
Common Stock, $.01 Stated Value, 75,000,000 shares authorized,
3,200,000 shares outstanding	32,000
Contributed Capital	17,000
Accumulated Deficit	(3,301)

45,699

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	45,699

The accompanying notes are an integral part of these financial statements.

SELLCELL.NET (A Development Stage Company)
STATEMENT OF OPERATIONS
For the five months ended August 31, 2005

Sales	-

Cost of Goods Sold	-

Gross Profit	-

Costs and Expenses
Legal and Accounting	3,000
Business Plan Costs	200

3,200

Income (Loss) from Operations	(3,200)

Other Income (Expenses)
Bank Charges	(101)

Income (loss) before provision for income taxes	(3,301)

Income Taxes	-

Net (Loss)	(3,301)

Earnings Per Common Share, Basic and Diluted	$0.002

Weighted Average Number of Common Stock Shares
Outstanding, Basic and Diluted	1,600,000

The accompanying notes are an integral part of these financial statements.

SELLCELL.NET (A Development Stage Company)
STATEMENT OF STOCKHOLDER'S EQUITY
For the Five Months Ended August 31, 2005

	Common Stock				Total
	Number of		Contributed	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Sale of Common Stock	3,200,000	$32,000	$17,000		$49,000

Net Loss,
5 months ended August 31, 2005				($3,301)	($3,301)

Balance, August 31, 2005	3,200,000	$32,000	$17,000	($3,301)	$45,699

The accompanying notes are an integral part of these financial statements.

SELLCELL.NET (A Development Stage Company)
STATEMENT OF CASH FLOWS
For the Five Months Ended August 31, 2005

Cash flows from Operating Activities
Net Loss	(3,301)

Net Cash Provided (Used) by Operating Activities	(3,301)

Cash Flows From Investing Activities

Cash Flows From Financing Activities
Sale of Common Stock	44,000

Net Cash Provided (Used) by Financing Activities	44,000

Net Increase (Decrease) in Cash	40,699

Cash and equivalents, April 4, 2005	-

Cash and equivalents August 31, 2005	40,699

The accompanying notes are an integral part of these financial statements.

SELLCELL.NET
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2005

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

sellcell.net (hereinafter “sellcell” or “the Company”) was incorporated in the State of Nevada, U.S.A., on April 4, 2004.

The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.  The Company plans to establish an online marketplace for buyers and sellers of new and used cellular phones.  The Company intends to generate revenues primarily from commissions on the sale of new and used cellular phones posted by sellers on the Company’s website www.sellcell.net.

The Company’s fiscal year end is August 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  The financial statements have, in management’s opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153.  This statement addresses the measurement of exchanges of nonmonetary assets.  The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  The guidance in that opinion; however, included certain exceptions to that principle.  This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetrary exchange has

SELLCELL.NET
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2005

commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  This statement is effective for financial statements for fiscal years beginning after June 15, 2005.  Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued.  Management believes the adoption will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, “Accounting for Sales of Real Estate,” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions.”  This statement also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  The accounting for those operations and costs is subject to the guidance in SOP 04-2.  This statement is effective for financial statements for fiscal years beginning after June 15, 2005.  Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, “Accounting for Stock Based Compensations.”  This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance.  This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123.  This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” The Company has not yet determined the impact to its financial statements from the adoption of this statement.

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, “Inventory Costs— an amendment of ARB No. 43, Chapter 4”. This statement amends the guidance in ARB No. 43, Chapter 4,

SELLCELL.NET
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2005

“Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.  Management does not believe the adoption of this statement will have any immediate material impact on the company.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Compensated Absences

The Company does not offer paid vacation or personal time to its employees.  Accordingly, there is no related accrual of expenses.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”.  These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging

SELLCELL.NET
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2005

derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At August 31, 2005, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash and prepaid expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at August 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period.  Actual results could differ from these estimates.

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – “Accounting for Income taxes” (SFAS 109).  This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes.  If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.  See Note 5.

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding

SELLCELL.NET
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2005

if the potential common shares had been issued and if the additional common shares were dilutive.

Going Concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $3,099 for the period from April 4, 2004 (inception) to August 31, 2005, and has no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its website.  Management has plans to seek additional capital through a private placement or public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The Company expects it will require $5,000 to prepare its website. In the next 12 months the Company will require additional funds of approximately $10,000 to maintain and run its website as well as pursue marketing efforts. The company plans to obtain additional capital through a private placement or public offering upon listing on the NASD OTC-BB.

NOTE 3 – PREPAID EXPENSES

Prepaid expenses consists of amounts paid in retainer to the Company’s attorney.  The Company originally paid a retainer of $5,000.  The Company has not expensed any of this amount, as of August 31, 2005.

NOTE 4 – PROVISION FOR TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes.”  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At August 31, 2005, the Company had net deferred tax assets calculated at an expected combined state and federal rate of 41% of approximately $1,353 principally arising from

SELLCELL.NET
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2005

net operating loss carryforwards for income tax purposes.  As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at August 31, 2005.  The significant components of the deferred tax asset at August 31, 2005 were as follows:

August 31, 2005
Net operating loss carryforward	$ 3,301

Deferred tax asset	$ 1,353

Deferred tax asset valuation allowance	$ (1,353)

At August 31, 2005, the Company has net operating loss carryforwards of approximately $3,301, which expire in the year 2025.

NOTE 5 – COMMON STOCK

The Company has 75,000,000 shares of common stock authorized.  All shares of stock are non-assessable and non-cumulative, with no preemptive rights.

During the period ended August 31, 2005, the Company issued 3,200,000 shares of common stock for cash of $49,000.

NOTE 6 – SUBSEQUENT EVENTS

Subsequent to the date of the financial statements, the Company sold an additional 150,000 shares of common stock for cash of $3,000.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Where You Can Find More Information

We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

Until ________ , all dealers that effect in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	Willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$ 4.35
Federal Taxes	$ NIL
State Taxes and Fees	$ NIL
Transfer Agent Fees	$ 1,000
Accounting fee and expenses	$ 3,000
Legal fees and expenses	$ 5,000
Total	$ 9,004

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We issued 1,500,000 shares of common stock on May 27, 2005 to Mr. Christopher Bates, our president, chief financial officer and sole director.  Mr. Bates acquired these shares at a price of $0.01 per share.  We received $15,000 from this offering.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

We completed an offering of 1,850,000 shares of our common stock at a price of $0.02 per share to a total of thirty four (34) purchasers on September 12, 2005.  The total amount we received from this offering was $37,000.  We completed the offering pursuant to Regulation S of the Securities Act.  Each purchaser represented to us that he/she was a non-US person as defined in Regulation S.  We did not engage in distribution of this offering in the United States.  Each purchaser represented his/her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Philip J Englund, with consent to use
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant

Item 28. Undertakings

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the mater has been stated by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Vancouver, Province of British Columbia, Canada on October 25, 2005.

sellcell.net
By:	/s/ Christopher Bates
Christopher Bates President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman of the Board of Directors

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Philip J. Englund with consent to use
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant